Exhibit 4.6

GENTA INCORPORATED

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of [___], 2009

$[___] Principal Amount

[___]% Senior Subordinated Secured Convertible Notes due 2011

i

(continued)

ii

(continued)

Section 10.6 Rules by Trustee and Agents	40
Section 10.7 Legal Holidays	41
Section 10.8 No Recourse Against Others	41
Section 10.9 Counterparts	41
Section 10.10 Governing Laws	41
Section 10.11 No Adverse Interpretation of Other Agreements	41
Section 10.12 Successors	41
Section 10.13 Severability	41
Section 10.14 Table of Contents, Headings, Etc	41
Section 10.15 Calculations in respect of the Securities	41
Section 10.16 Securities in ECU
Section 10.17 Judgment Currency

iii

Genta Incorporated
Reconciliation and tie between Trust Indenture Act of 1939 and
Indenture, dated as of [_________], 2009

Section 310(a)(1)	Section 5.10
(a)(2)	Section 5.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Section 5.10
(b)	Section 5.10
Section 311(a)	Section 5.11
(b)	Section 5.11
(c)	Not Applicable
Section 312(a)	Section 2.6
(b)	Section 8.3
(c)	Section 8.3
Section 313(a)	Section 5.6
(b)(1)	Section 5.6
(b)(2)	Section 5.6
(c)(1)	Section 5.6
(d)	Section 5.6
Section 314(a)	Section 3.3, Section 8.5
(b)	Not Applicable
(c)(1)	Section 8.4
(c)(2)	Section 8.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	Section 8.5
(f)	Not Applicable
Section 315(a)	Section 5.1
(b)	Section 5.5
(c)	Section 5.1
(d)	Section 5.1
(e)	Section 5.14
Section 316(a)	Section 2.10
(a)(1)(A)	Section 5.12
(a)(1)(B)	Section 5.13
(b)	Section 5.8
Section 317(a)(1)	Section 5.3
(a)(2)	Section 5.4
(b)	Section 2.5
Section 318(a)	Section 8.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Indenture dated as of [____], 2009 between Genta Incorporated, a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WITNESSED THAT:

WHEREAS, pursuant to the terms of this Indenture, the Company desires to provide for the establishment of a series of its Securities, to be titled as its [___]% Senior Subordinated Secured Convertible Notes due 2011 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided herein;

NOW, THEREFORE:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE I.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“2008 Notes” means those certain 15% Senior Secured Convertible Notes due June 2010.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Service Agent or authenticating agent.

“Authorization Date” means the later of (i) the date on which the Company’s effects an increase in the Company’s authorized Common Stock from 6,000,000,000 to [___]; and (ii) the date on which the Company’s effects a 1-___reverse stock split of its Common Stock.

“Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

“Beneficial Holder” means, with respect to a Global Security registered in the name of the Depository, the Person for which the Security is beneficially held.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate, and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture hereto, any day except a Saturday, Sunday or a legal holiday in The City of New York, New York on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Common Stock” shall mean the Company’s Common Stock, including, except with respect to the payment of any interest hereunder, any securities into which the Common Stock is reclassified pursuant to Section 9.13.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s chief executive officer, chief financial officer or principal accounting officer.

“Company Request” means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Contingent Obligation” means, as to any person, any liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Date” means, with respect to a Security to be converted in accordance with ARTICLE IX, the date on which the Holder of such Security satisfies all the requirements for such conversion set forth in ARTICLE IX and in paragraph 6 of the Securities; provided, however, that if such date is not a Trading Day, then the Conversion Date shall be deemed to be the next day that is a Trading Day.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” shall initially be [___] shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in ARTICLE IX.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

“Daily VWAP” means, for any date, (i) the daily volume weighted average price of the Common Stock for such date on the principal Trading Market for the Common Stock as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iii) in all other cases, the most recent quoted bid price and if not available, the average midpoint of the last bid or ask prices from at least three investment bankers engaged for purposes of determining the Daily VWAP.

“Default” means any event that is, or after notice or passage of time would be, an Event of Default.

“Depository” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depository for such Securities by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, “Depository” as used with respect to the Securities shall mean the Depository with respect to the Securities.

“Dollars” means the currency of The United States of America.

“DTC” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applied on a consistent basis.

“Global Security” or “Global Securities” means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of the Securities, issued to the Depository or its nominee, and registered in the name of such Depository or nominee.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Holder” or “Securityholder” means a person in whose name a Security is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, Securities or similar instruments or letters of credit, bank guarantees or bankers’ acceptances, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases and sale-and-leaseback transactions, or representing the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet, or under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased for financing purposes, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items which would be included within this definition. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

“Indenture” means this Indenture as amended from time to time and shall include the form and terms of particular Securities established as contemplated hereunder.

“Intercreditor Agreement” mean that certain Intercreditor Agreement dated as of [___], 2009, by and between the Company, the Trustee and [___], as Representative of the holders of the 2008 Notes, as the same may be amended, restated, renewed, replaced, supplemented, superseded or otherwise modified, or replaced, including, without limitation, any amendments, restatements, renewals, replacements, supplements, superseding agreements or other modifications to add, replace, substitute or remove any holders of Senior Debt (or their respective Representatives).

“Interest Rate Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

“Issue Date” means [___], 2009.

“Maturity Date” means [___], 2011 or such other date on which the principal of the Securities becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

“Officer” means the Chairman of the Board, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“person” or “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” of a Security means the principal of the Security.

“Release Date” means the earlier of (a) 105 days following the Issue Date and (b) the Authorization Date.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for holders of Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

“Responsible Officer” means any officer of the Trustee in its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

“Rights Agreement” means that certain Rights Agreement dated as of September 20, 2005, by and between the Company and Mellon Investor Services LLC, as rights agent, as the same may be amended, supplemented or superseded.

“SEC” means the Securities and Exchange Commission.

“Securities” means the [___]% Senior Subordinated Secured Convertible Notes due 2011 authenticated, delivered and issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securities Agent” means any Registrar, Paying Agent, Conversion Agent or co-Registrar or co-agent.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of [___], 2009, by and among the Company and [___].

“Security Agreement” means that certain Security Agreement dated as of [___], 2009, by and between the Company and the Trustee, as collateral agent and secured party, as the same may be amended, restated, renewed, replaced, supplemented, superseded or otherwise modified.

“Security Documents” shall have the meaning ascribed to such term in the Security Agreement.

“Senior Debt” means Indebtedness (including any monetary obligation in respect of the 2008 Notes, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the 2008 Notes after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company arising under the 2008 Notes or any other secured Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Company. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business; (b) Indebtedness of the Company to any Subsidiary of the Company; (c) unsecured Indebtedness; or (d) Indebtedness of the Company that expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that it is pari passu or junior to the Securities. If any payment made to any holder of any Senior Debt or its Representative with respect to such Senior Debt is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Debt effective as of the date of such rescission or return.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any specified person means (i) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries or (ii) any other person (other than a corporation) of which at least a majority of the ownership interest is at the time directly or indirectly owned by such person, or by one or more other Subsidiaries, or by such person and one or more other Subsidiaries.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Tradable” with respect to any shares of Common Stock as of any time means that as of such time (i) such shares shall be held, or eligible to be held, in an account on behalf of the Holder at the DTC, (ii) there shall be no SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock with restricting the trading of such Common Stock and (iii) such shares shall be then eligible under all applicable federal and state securities laws for immediate resale to the public without volume, manner of sale, holding period, prospectus delivery, filing, registration, qualification or other limitations, requirements or restrictions.

“Trading Day” means: (a) a day on which the Common Stock is traded on a Trading Market, or (b) if the Common Stock is not traded on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Trading Market” means the OTC Bulletin Board, the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE Alternext US LLC.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture.

“U.S. Government Obligations” means securities that are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government

Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” of any Person means the total voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.

Section 1.2 Other Definitions.

	DEFINED IN
TERM	SECTION
“Aggregate Amount”	9.7	(e)
“Bankruptcy Law”	5.1
“Conversion Agent”	2.3
“Custodian”	5.1
“Equity Conditions”	2.7
“Event of Default”	5.1
“Ex Date”	9.7	(g)
“Expiration Date”	9.7	(e)
“Expiration Time”	9.7	(e)
“Legal Holiday”	10.7
“Mandatory Conversion Date”	9.3
“Participant”	2.13.1
“Paying Agent”	2.3
“Purchased Shares”	9.7	(e)
“Reference Property”	9.13
“Registrar”	2.3
“Rights”	9.7	(c)
“Service Agent”	2.3
“successor person”	4.1
“Underlying Shares”	9.7

Section 1.3 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder or Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

(c) references to “generally accepted accounting principles” shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d) “or” is not exclusive;

(e) “including” means “including without limitation”;

(f) words in the singular include the plural, and in the plural include the singular; and

(g) provisions apply to successive events and transactions.

ARTICLE II.
THE SECURITIES

Section 2.1 Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

The Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for DTC (who shall be the initial Depository with respect to the Securities), duly executed by the Company and authenticated by the Trustee and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided; provided, that, except as permitted by Section 2.13, in no event shall the aggregate principal amount of the Global Security or Securities exceed $[___].

Securities issued in exchange for interests in a Global Security pursuant to Section 2.13.2 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”) and, if applicable, bearing any legends required hereby.

The Securities shall be denominated in Dollars, and all cash payments due thereon shall be made in Dollars. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.2 Execution and Authentication of Securities.

Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $[___]. The aggregate principal amount of Securities outstanding at any time may not exceed $[___] except as provided in Section 2.13.2.

Section 2.3 Registrar, Paying Agent and Conversion Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Corporate Trust Office shall serve as the office or agency for the aforementioned purposes. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.4 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.5 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Securityholders.

Section 2.6 Transfer and Exchange.

Subject to Section 2.13.2, where Securities are presented to the Registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate the Securities at the Registrar’s request

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 8.5 or Section 9.3, not involving any transfer.

Section 2.7 Interest Payment and Record Dates.

Interest will be due and payable on the Interest Payment Dates. The “Interest Payment Dates” for the Securities shall be March ___ and September ___ of each calendar year, beginning with, and including, September ___, 2009, and on each Conversion Date, Mandatory Conversion Date and the Maturity Date, as applicable. The Record Date for an Interest Payment Date that falls on March ___ shall be the immediately preceding March 1, the Record Date for an Interest Payment Date that falls on September ___ shall be the immediately preceding September 1.

Interest will accrue on the Securities from and including the Issue Date, or from and including the Record Date with respect to the previous Interest Payment Date, to, but excluding, the current Record Date, Conversion Date, Mandatory Conversion Date or Maturity Date, as applicable. Interest will accrue on the basis of a 360-day year consisting of twelve 30-day months.

Interest will be payable in cash or, at the Company’s option at any time following the Authorization Date, in shares of Common Stock, valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Interest Payment Date, Conversion Date, Mandatory Conversion Date or the Maturity Date; provided that interest may only be paid in shares of Common Stock if the following conditions (the “Equity Conditions”), have been met: (1) the Company has sufficient authorized shares available to cover the payment of interest in shares; (2) the shares of Common Stock to be issued shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the applicable Interest Payment Date, Conversion Date, Mandatory Conversion Date or Maturity Date, as applicable; and (3) the shares of Common Stock to be issued will, upon issuance, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

Certificates for shares of Common Stock issued as interest payments hereunder shall be transmitted by the Company to its transfer agent who will transfer such certificates to the Holder (or Beneficial Holder) by crediting the account of the Holder’s prime broker with the DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system on or before the applicable Interest Payment Date, Conversion Date, Mandatory Conversion Date or Maturity Date, as applicable.

Section 2.8 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9 Outstanding Securities.

If the Paying Agent (other than the Company) holds on the Maturity Date, money sufficient to pay the principal amount with respect to all Securities to be paid upon maturity plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon maturity, then (unless there shall be a Default in the payment of such principal amount, or of such accrued and unpaid interest), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the principal amount plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture.

If a Security is converted in accordance with ARTICLE IX, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

Section 2.10 Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion, or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, conversion, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that has been converted.

Section 2.11 No Sinking Fund.

There shall be no sinking fund with respect to the Securities.

Section 2.12 [Intentionally Omitted]

Section 2.13 Global Securities.

2.13.1 Terms of Securities. The Global Securities initially shall (i) be registered in the name of the Depository for the Securities or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as required hereby. Members of, or participants in, the Depository for the Securities (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by such Depository, or the Trustee as its custodian, or under the Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depository or impair, as between such Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

2.13.2 Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.6 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.6 of the Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event, (ii) the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Security shall be so exchangeable or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.13.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

2.13.3 Legend. Unless otherwise provided pursuant to Section 2.2, any Global Security issued hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.”

2.13.4 Acts of Holders. The Depository, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.13.5 Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

2.13.6 Consents, Declaration and Directions. Except as provided in Section 2.13.5, the Company, the Trustee and any Agent shall treat a person as the Holder of such principal amount of outstanding Securities represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.14 CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15 Deposit of Moneys.

Prior to [11:00 A.M.], New York City time, on each interest payment date or the Maturity Date, the Company shall have deposited with a Paying Agent (other than the Company) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date, if applicable, or, the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date, if applicable, or, the Maturity Date, as the case may be.

Section 2.16 Ranking.

The Securities will be secured on a second-priority lien basis by all of the Company’s assets, subordinated to existing and future Senior Debt, senior to any existing and future Indebtedness that by its terms ranks junior to the Securities, pari-passu with the Company’s other existing and future Indebtedness except in the case of existing and future unsecured Indebtedness to the extent of the value of assets securing the Securities remaining after application to any Senior Debt.

Section 2.17 Additional Securities.

The Company may, without the consent of the Holders and notwithstanding Section 2.1 and Section 2.2 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an aggregate principal amount of up to $[___], which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.

ARTICLE III.
COVENANTS

Section 3.1 Payment of Principal and Interest.

3.1.1 The Company shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities. All such amounts shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)).

3.1.2 The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 3.2 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) in New York City, New York, where Securities may be surrendered for registration of transfer or exchange, payment or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office will initially serve as the office or agency for such purposes. The Company will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address of any change in the location thereof, such presentations, surrenders, notices and demands may continue to be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in [___] for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as an agency of the Company in accordance with Section 2.3.

Section 3.3 SEC Reports.

3.3.1 The Company shall deliver to the Trustee, no later than fifteen (15) days after the date such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report (or copies of such portions of such report as the SEC may from time to time by rules and regulations prescribe) the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC; provided further, each such report will be deemed to be so delivered to the Trustee at the time such report is filed with the SEC through the SEC’s EDGAR database.

3.3.2 If the Company is, at any time while any Securities are outstanding, no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall continue to provide to the Trustee (and, unless the SEC will not accept such filing, file with the SEC in accordance with rules and regulations prescribed from time to time by the SEC) and, upon request, to each Holder, no later than the date the Company would have been required to file the same with the SEC, the reports the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect, to the extent it would have been applicable, any extension permitted by Rule 12b-25 under the Exchange Act) if the Company had securities listed and registered on a national securities exchange and were subject to the reporting requirements of such sections. The Company shall also deliver to the Trustee copies of the Company’s annual report to stockholders, containing audited financial statements, and any other financial reports which the Company furnishes to its stockholders. The Company also shall comply with the other provisions of TIA § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.4 Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, or, if earlier, the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 10-K under the Exchange Act or another appropriate form) for such fiscal year, an Officers’ Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 3.5 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.6 Corporate Existence.

Subject to ARTICLE IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 3.7 Taxes.

The Company shall pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

Section 3.8 Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE IV.
SUCCESSORS

Section 4.1 When Company May Merge, Etc.

The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, whether in a single transaction or a series of related transactions, unless:

(a) the successor person (if any) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes by supplemental indenture the Company’s obligations on the Securities and under this Indenture; and

(b) immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 4.2 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.1, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest, if any, on the Securities.

ARTICLE V.
DEFAULTS AND REMEDIES

Section 5.1 Events of Default.

An “Event of Default” is deemed to occur with respect to the Securities if and only if:

(a) the Company fails to pay the principal of any Security when the same becomes due and payable whether on the Maturity Date or otherwise;

(b) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(c) with respect to any Security, the Company fails to satisfy its conversion obligations under such Security upon exercise of a Holder’s conversion rights pursuant hereto;

(d) the Company fails to comply with any material covenant, condition or agreement set forth in the Securities, the Security Agreement, the Intercreditor Agreement, the Securities Purchase Agreement or this Indenture and such failure continues for thirty (30) days after notice thereof is sent to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(e) the Company defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of $250,000 or more, or the acceleration of Indebtedness of the Company for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within thirty (30) days after notice thereof is sent to the Company by the Trustee or to the Company and the Trustee by Holders of at least [twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(f) the security interest in favor of the Holders pursuant to the Security Documents or any of the security provided for therein shall, at any time, cease to be in full force and effect for any reason (except for releases of collateral in accordance with Section 11.x) or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any of its Subsidiaries or Affiliates shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

(g) the Company either:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt,

(ii) appoints a Custodian of the Company for all or substantially all of the property of the Company, or

(iii) orders the winding up or liquidation of the Company,

(iv) and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 5.1(h), the order or decree remains unstayed and in effect for at least ninety (90) consecutive days.

(i) the Company fails to have a sufficient number of authorized shares for conversion after the Release Date.

(j) the Company is no longer quoted on the OTC Bulletin Board and is not listed on at least one Trading Market for a period of 5 consecutive Trading Days.

(k) the Company shall be unable for any reason to deliver Tradable shares of Common Stock upon conversion of the Securities at the election of Holder.

(l) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock.

(m) the Authorization Date shall have failed to occur prior to the date that is 105 days from the Issue Date.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clause (d) above is not an Event of Default until (I) the Trustee notifies the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities at the time outstanding occurs and is continuing (excluding an Event of Default referred to in Sections 5.1(g) or (h) with respect to the Company, then in every such case, subject to restrictions set forth in the Intercreditor Agreement, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal amount of and accrued and unpaid interest, if any, on all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 5.1(g) or (h) with respect to the Company shall occur, the principal amount of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all overdue interest, if any, on all Securities,

(ii) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

(iii) to the extent that payment of such interest is lawful, interest upon any overdue principal and overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of principal of any Security at the Maturity thereof, then, subject to the Intercreditor Agreement, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, subject to any restrictions in the Intercreditor Agreement, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to any Securities occurs and is continuing, subject to any restrictions in the Intercreditor Agreement, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, subject to the restrictions in the Intercreditor Agreement, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.7; and

Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: To the Company.

Section 5.7 Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, except in compliance with any restrictions in the Intercreditor Agreement and unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b) the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the losses, expenses or liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8 Unconditional Right of Holders to Receive Principal and Interest and to Convert Securities.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security, to convert any Security into shares of Common Stock in accordance with the terms of such Security and, subject to the Intercreditor Agreement, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture or the Intercreditor Agreement,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

Section 5.13 Waiver of Past Defaults.

Subject to Section 5.2, the Holders of not less than a majority in principal amount of the outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder with respect the Securities and its consequences, except (a) a Default in the payment of the principal of or interest on any Security, (b) a Default with respect to a Holder’s right to convert Securities, or (c) a Default with respect to any covenant the amendment of which would require the consent of each Holder (provided, however, that the Holders of [a majority] in principal amount of the outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VI.
TRUSTEE

Section 6.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers’ Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers’ Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f) Upon request of the Company, the Trustee is hereby authorized to and shall enter into the Intercreditor Agreement and the Security Documents, and any amendment, restatement, renewal, replacement, supplement, superseding agreement or other modification in accordance with this Indenture.

(g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(h) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

(i) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections and immunities as are set forth in paragraphs (a), (b) and (c) of this Section with respect to the Trustee; provided that such protections and immunities shall not apply to the Company in its role as Paying Agent or Registrar.

Section 6.2 Rights of Trustee.

(a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it under this Indenture.

(e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 6.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 6.10 and 6.11.

Section 6.4 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

Section 6.5 Notice of Defaults.

If a Default or Event of Default occurs and is continuing with respect to the Securities and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities notice of a Default or Event of Default within 30 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders.

Section 6.6 Reports by Trustee to Holders.

Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA Section 313.

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when Securities are listed on any stock exchange.

Section 6.7 Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(g) or Section 5.1(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 6.8 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities if:

(a) the Trustee fails to comply with Section 6.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee with respect to the Securities does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee with respect to the Securities fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 6.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to the Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company’s obligations under Section 6.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 6.9 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 6.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

Section 6.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VII.
SATISFACTION AND DISCHARGE

Section 7.1 Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 7.1), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable.

and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.4, Section 2.7, Section 2.8, Section 6.1, Section 6.2, and Section 6.5 shall survive.

Section 7.2 Application of Trust Funds; Indemnification.

(a) All funds deposited with the Trustee pursuant to Section 7.1 and all interest earned on such funds, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

(b) The Trustee shall deliver or pay to the Company from time to time upon Company Request any funds held by Trustee which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such funds were deposited or received.

Section 7.3 Repayment to Company.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. Thereafter, the Trustee and Paying Agent may withhold paying any such money to the Company until they publish in a newspaper of general circulation in the City of New York, or mail to each Holder, a notice stating that the money will be paid to the Company if unclaimed after a date no less than 30 days from the publication or mailing. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and the Paying agent with respect to the money will cease.

Section 7.4 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 6.1, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.1, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 6.1; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Securities because of reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE VIII.
AMENDMENTS AND WAIVERS

Section 8.1 Without Consent of Holders.

The Company, subject to any restrictions in the Intercreditor Agreement, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:

(a) to comply with Section 4.2 and Section 9.13;

(b) to grant additional security for the obligations of the Company in respect of the Securities;

(c) to add to the covenants of the Company described in this Indenture for the benefit of the Holders;

(d) to surrender any right or power conferred upon the Company; and

(e) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture.

In addition, the Company and the Trustee, subject to any restrictions in the Intercreditor Agreement, may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder.

Section 8.2 With Consent of Holders.

The Company, with the consent of the Trustee, subject to any restrictions in the Intercreditor Agreement, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Section 5.2, Section 5.8 and Section 5.13, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, subject to any restrictions in the Intercreditor Agreement, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder. Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 5.2, Section 5.3 or Section 5.13, may not:

(a) change the Stated Maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any interest or interest rate on, any Security;

(c) change the place, manner or currency of payment of principal of, or any interest on, any Security;

(d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e) modify the provisions of Section 2.13 in a manner adverse to Holders;

(f) except as provided in this Indenture, the Security Agreement and the Intercreditor Agreement, release all or substantially all of the Collateral other than in accordance with this Indenture, the Security Agreement and the Intercreditor Agreement;

(g) adversely affect the right of Holders to convert Securities in accordance with ARTICLE IX;

(h) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;

(i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(j) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 8.1 or this Section 8.2 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders of Securities under this Section 8.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a waiver under this section becomes effective, the Company shall mail to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.3 Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 8.4 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 8.2, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 8.5 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such amendment, supplement or waiver to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 8.6 Trustee Protected.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE VIII; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this ARTICLE VIII that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture and that all conditions precedent to the execution of such supplemental indenture have been fulfilled.

ARTICLE IX.
CONVERSION

Section 9.1 Conversion Privilege; Restrictive Legends.

(a) Subject to the provisions of ARTICLE IX, the Securities shall be convertible, at any time, in integral multiples of $1,000 principal amount, into shares of Common Stock in accordance with this ARTICLE IX.

(b) The Company shall not issue fractional shares of Common Stock upon conversion. In the event of fractional shares, the Company shall pay a cash adjustment for fractional shares based on the close sale price per share of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(c) Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to this ARTICLE IX shall terminate at the close of business on the Maturity Date.

(d) The initial Conversion Rate shall be   shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Section 9.7 through Section 9.15.

(e) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 9.2 Limitation on the Right to Convert.

9.2.1 Provisional Limitation on the Right to Convert. Until the Release Date: (i) each Security shall only be convertible by a Holder (or Beneficial Holder) or by the Company pursuant to Section 9.3 on any day to the extent that, together with all prior conversions under such Security or, in the case of a Global Security held for the benefit of a Beneficial Holder, the total amount of such Security that has been converted for the benefit of such Holder (Beneficial Holder) does not exceed the product of (A) 10% of the original principal amount of all Securities held by such Holder (or Beneficial Holder), and (B) the number of whole or partial calendar weeks since the Issue Date; and (ii) a Holder (or Beneficial Holder) may only convert such Securities to the extent of such Holders (or Beneficial Holder’s) pro rata allocation of [___] shares of Common Stock.

9.2.2 Permanent Limitation on the Right to Convert. At no time may the Company effect the conversion of any Securities or issue to a Holder (or Beneficial Holder) shares of Common Stock, or a Holder (or Beneficial Holder) convert all or a portion of the Securities into shares of Common Stock, if following such issuance or conversion, the aggregate number of shares of Common Stock held by any Beneficial Holder of such Securities would exceed, when aggregated with all other shares of Common Stock then-owned by such Beneficial Holder and all shares of Common Stock that such Beneficial Holder is then the beneficial owner of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), the number of shares of Common Stock that would result in such Beneficial Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.999% of all of the Common Stock outstanding following such conversion.

Section 9.3 Mandatory Conversion.

The Company may elect to cause all or a portion of the principal amount of the Securities to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of the Securities divided by (ii) the Conversion Price in effect on the date of such conversion (the “Mandatory Conversion Date”) by providing thirty (30) days prior written notice of such Mandatory Conversion Date. Notwithstanding the foregoing, the Company may not elect to cause all or a portion of the Securities to convert into Common Stock on a Mandatory Conversion Date if, on the proposed Mandatory Conversion Date (i) the Daily VWAP is equal to or greater than $  (as appropriately adjusted for stock splits, stock dividends, reorganizations, recapitalizations, stock combinations and the like) for each of the twenty (20) consecutive prior trading days ending on the trading day immediately prior to such date, (ii) the Common Stock issuable upon the mandatory conversion would, immediately upon issuance, be Tradable and (iii) we have sufficient authorized and unissued shares of Common Stock for full conversion of the Securities. Any such conversion shall be made pro-rata among all Holders of Securities and subject to the limitations set forth in Section 9.2. On any such Mandatory Conversion Date, the Company shall also pay the Holders an amount in cash or, at the Company’s option following the Authorization Date, provided that the Equity Conditions are met as of the Mandatory Conversion Date, in shares of Common Stock, valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Mandatory Conversion Date, in each case equal to the then accrued and unpaid interest on the outstanding principal balance of the Securities.

Section 9.4 Conversion Procedure and Payment Upon Conversion.

9.4.1 To convert a Security (other than a mandatory conversion pursuant to Section 9.3), a Holder must satisfy the requirements of paragraph 6 of the Securities. If a Security is tendered for conversion or upon a mandatory conversion pursuant to Section 9.3 in accordance with this ARTICLE IX, then:

(a) the Company shall deliver, through the Conversion Agent, the following to the Holder of such Security:

(i) a certificate for, or to the extent permissible, in book entry form through DTC, the number of full shares of Common Stock into which the Securities are converted (the “Conversion Shares”);

(ii) any cash payment for fractional shares (the “Cash Payment”); and

(iii) cash or, at the Company’s option following the Authorization Date, provided that the Equity Conditions are met as of the Conversion Date, shares of Common Stock valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Conversion Date, in each case in an amount equal to all accrued and unpaid interest from, and including, the last Record Date through and excluding the Conversion Date;

(b) the Company shall deliver such Conversion Shares and such cash interest Payment or shares of Common Stock in lieu of interest as soon as practicable following the Conversion Date applicable to such conversion, but in no event more than two (2) Business Days after the Conversion Date; and

(c) at and after the close of business on the Conversion Date, the person in whose name such certificate representing such Conversion Shares is to be registered shall be treated as a stockholder of record with respect to such Conversion Shares, and all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.

9.4.2 If any Holder surrenders a Security for conversion after the close of business on the Record Date for the payment of an installment of interest and prior to the related Interest Payment Date, then, notwithstanding such conversion, the interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the close of business on such Record Date.

9.4.3 If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

9.4.4 Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

9.4.5 If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 9.5 Taxes on Conversion.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 9.6 Company to Provide Stock.

9.6.1 Subject to Section 9.6.2, the Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities into shares of Common Stock.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

9.6.2 Notwithstanding the foregoing, as of the date hereof, the Company will not have a sufficient number of shares of Common Stock authorized and available for issuance to enable it to convert the Securities or pay interest in shares of Common Stock. The Company shall seek stockholder approval at its next annual meeting of stockholders, or alternatively, at a special meeting of stockholders, of, and shall, no later than the date that is 105 days from the Issue Date, (i) increase the number of shares of the Company’s Common Stock that is authorized from 6,000,000,000 to at least [___]; and (ii) effect a 1- ___ reverse stock split of its Common Stock and to reserve for issuance upon conversion of the Securities such additional shares of Common Stock sufficient to permit the Company to allow conversion of the Securities and to pay interest in shares of Common Stock.

Section 9.7 Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time as follows:

(a) In case the Company shall (1) pay a dividend in shares of Common Stock to all or substantially all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination by the number of shares of Common Stock which a person who owns only one share of Common Stock immediately before the record date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this Section 9.7(a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) In case the Company shall issue rights (other than rights pursuant to a stockholder rights plan) or warrants to all or substantially all holders of Common Stock, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 9.7(g)) per share of Common Stock on Trading Day immediately preceding the announcement of the issuance of such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding at the close of business on such record date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding at the close of business on such record date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock. Such increase shall become effective immediately prior to the opening of business on the day following such record date. In no event shall the Conversion Rate be decreased pursuant to this Section 9.7(b).

(c) In case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary of the Company (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Section 9.7(d) or Section 9.7(e)), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 9.7(b)) (the foregoing hereinafter in this Section 9.7 called the “Additional Property, then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 9.7(g)) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on such record date, of the portion of the Additional Property to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount, per $1,000 principal amount of such Securities that a person owns on such record date, of Additional Property that such Holder would have received as a result of such dividend or distribution had such Holder converted the Securities (or a portion thereof) immediately prior to such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 9.7(b) and other than rights under the Rights Agreement or stockholders’ rights plan the Company may have in effect at such time) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 9.7(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to any consideration otherwise payable as herein provided upon such conversion, a number of Rights, per $1,000 principal amount of such Security, equal to the number of Rights to which a holder of a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on such record date would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights. Notwithstanding the first sentence of this Section 9.7(c), a distribution of rights pursuant to a stockholders’ rights plan shall not constitute a dividend or distribution requiring an adjustment to the Conversion Rate pursuant to the first sentence of this Section 9.7(c), provided that (1) such rights have not separated from the Common Stock at the time of such distribution; and (2) the Company has made adequate provision in accordance with Section 9.15 for Holders to receive such rights upon conversion. In no event shall the Conversion Rate be decreased pursuant to this Section 9.7(c).

(d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 9.7(e)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date for such distribution by a fraction (A) whose numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 9.7(g)) on the Trading Day immediately preceding the Ex Date and (B) whose denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the amount of the distribution per share of Common Stock; provided, however, that the Conversion Rate shall not be adjusted pursuant to this Section 9.7(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than par value; provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to par value. An adjustment to the Conversion Rate pursuant to this Section 9.7(d) shall become effective immediately after the opening of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 9.7(d).

(e) In case the Company shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Daily VWAP on the first Trading Day after last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) the Daily VWAP on the first Trading Day after the Expiration Date and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Daily VWAP.

An increase, if any, to the Conversion Rate pursuant to this Section 9.7(e) shall become effective immediately prior to the opening of business on the second (2nd) Business Day following the Expiration Date. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 9.7(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 9.7(e).

(f) Reserved

(g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 9.7, the current market price per share of Common Stock on any date shall be deemed to be the average of the Daily VWAP for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Daily VWAP was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

Section 9.8 No Adjustment.

If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate in accordance with Section 9.7 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 9.7 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued. However, if prior to the occurrence of such a triggering event, the Holder of a Security converts into Common Stock, in addition to the issuance of the Common Stock, upon conversion the Company will also issue such Holder the rights, options or warrants subject to such triggering events that such Holder would have received if the Holder had converted into Common Stock prior to the issuance of such rights, options or warrants.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 9.7 on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 9.7 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines in good faith to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction (which determination shall be described in a Board Resolution).

Section 9.9 Other Adjustments.

In the event that, as a result of an adjustment made pursuant to this ARTICLE IX, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this ARTICLE IX.

Section 9.10 Adjustments for Tax Purposes.

Except as prohibited by law or by the rules of the OTC Bulletin Board or any other stock exchange on which the Company’s Common Stock is then traded, the Company may make such increases in the Conversion Rate, in addition to those required by Section 9.7 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof.

Section 9.11 Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 9.12 Notice of Certain Transactions.

In the event that:

(a) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(b) the Company takes any action that would require a supplemental indenture pursuant to Section 9.13, or

(c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (a), (b) or (c) of this Section 9.12. The Company shall mail such notice at least twenty (20) days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 9.12.

Section 9.13 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sale on Conversion Privilege.

If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this ARTICLE IX) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition which a Holder of such Security would have received if the Holder had converted the Security immediately before the transaction (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election). If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The supplemental indenture referred to in the first sentence of this paragraph shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this ARTICLE IX. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 9.7(c) or Section 9.15, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 9.13 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 9.13, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

The Company shall not become a party to any such reclassification, change, consolidation, merger, binding share exchange, sale, transfer, lease, conveyance or disposition unless the terms thereof are consistent with this Section 9.13.

Section 9.14 Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this ARTICLE IX should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.11 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this ARTICLE IX.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 9.13, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.13 hereof.

Section 9.15 Rights Distributions Pursuant to the Stockholder Rights Plan.

Upon conversion of any Security or a portion thereof, the Company shall make provision for the Holder thereof, to the extent such Holder is to receive shares of Common Stock upon such conversion, to receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in the Rights Agreement or any other stockholders’ rights plan the Company may have in effect at such time, unless such rights have separated from the Common Stock at the time of such conversion, in which case the Conversion Rate shall be adjusted upon such separation in accordance with Section 9.7(c).

ARTICLE X.
SUBORDINATION

Section 10.1 Agreement of Subordination.

The Company covenants and agrees, and each holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article X, and each Holder, whether upon original issue or upon registration of transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

No provision of this Article X shall prevent the occurrence of any default or Event of Default hereunder.

Section 10.2 Payments to Holders.

No payment shall be made with respect to the principal of or interest on the Securities, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.5, if:

(A) a default in the payment of principal, interest, rent or other obligations in respect of Senior Debt occurs and is continuing beyond any applicable period of grace (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(B) a default, other than a Payment Default, on any Senior Debt occurs and is continuing that then permits holders of such Senior Debt or a Representative thereof to accelerate its maturity (or in the case of any lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder) (a “Non-Payment Default”), unless and until such Non-Payment Default shall have been cured or waived or shall have ceased to exist.

The Company may and shall resume payments on and distributions in respect of the Securities upon the date upon which any such Payment Default or Non-Payment is cured or waived or ceases to exist.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt or provision is made for such payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Debt before any payment is made on account of the principal of or interest on the Securities (except payments made pursuant to Article VII from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding up, liquidation or reorganization), and upon any such dissolution or winding up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled, except for the provisions of this Article X, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the holders of the Securities or to the Trustee.

For purposes of this Article X, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article X with respect to the Securities to the payment of all Senior Debt which may at the time be outstanding provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Debt (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided for in Section 9.13 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 10.2 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 9.13.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Securities in respect of the principal of or interest on the Securities except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 10.5, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Debt of the acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 10.2, shall be received by the Trustee or the holders of the Securities before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Debt, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of any Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

Nothing in this Section 10.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7. This Section 10.2 shall be subject to the further provisions of Section 10.5.

Section 10.3 Subrogation of Securities.

Subject to the payment in full of all Senior Debt, the rights of the holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article X (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal and interest on the Securities shall be paid in full, and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article X, and no payment over pursuant to the provisions of this Article X, to or for the benefit of the holders of Senior Debt by holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt, and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Securities pursuant to the subrogation provisions of this Article X, which would otherwise have been paid to the holders of Senior Debt, shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article X are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article X of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee, subject to the provisions of Section 6.1, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article X.

Section 10.4 Authorization to Effect Subordination.

Each holder of a Security by the holder’s acceptance thereof authorizes and directs the Trustee on the holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X and appoints the Trustee to act as the holder’s attorney-in-fact for any and all such purposes. Subject to the Intercreditor Agreement, if the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.4 hereof at least thirty (30) days before the expiration of the time to file such claim, the holders of any Senior Debt or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.

Section 10.5 Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article X. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article X, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of Senior Debt, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

Notwithstanding anything in this Article X to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 7.1, if a Responsible Officer of the Trustee shall not have received written notice at the Corporate Trust Office on or before one Business Day prior to the date such payment is due that such payment is not permitted under Section 10.1 or 10.2.

The Trustee, subject to the provisions of Section 6.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Debt or a trustee on behalf of any such holder or holders. The Trustee shall not be required to make any payment or distribution to or on behalf of a holder of Senior Debt pursuant to this Article X unless it has received satisfactory evidence as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X.

Section 10.6 Trustee’s Relation to Senior Debt.

The Trustee, in its individual capacity, shall be entitled to all the rights set forth in this Article X in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in Section 6.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Section 6.1, the Trustee shall not be liable to any holder of Senior Debt (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to holders of Securities, the Company or any other Person money in compliance with this Article X.

Section 10.7 No Impairment of Subordination.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Senior Debt may be created, renewed or extended and holders of Senior Debt may exercise any rights under any instrument creating or evidencing such Senior Debt, including, without limitation, any waiver of default thereunder, without any notice to or consent from the holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of the Senior Debt or any terms or conditions of any instrument creating or evidencing such Senior Debt shall in any way alter or affect any of the provisions of this Article X or the subordination of the Securities provided thereby.

Section 10.8 Certain Conversions Not Deemed Payment.

For the purposes of this Article X only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article IX shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities, (2) the issuance and delivery of Common Stock as payment of interest in accordance with Section 2.7 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on Securities or on account of the purchase or other acquisition of Securities and (3) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 9.4), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of or interest on such Security. For the purposes of this Section 10.8, the term “junior securities” means (a) shares of any stock of any class of the Company or (b) securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article X. Nothing contained in this Article X or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article IX.

Section 10.9 Article Applicable to Paying Agents.

If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article X shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article X in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 10.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

The Trustee shall not be responsible for the actions or inactions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

Section 10.10 Senior Debt Entitled to Rely.

The holders of Senior Debt shall have the right to rely upon this Article X, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section 10.11 Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.12 Intercreditor Agreement and Security Documents.

10.12.1 The due and punctual payment of the principal of, and interest on, the Securities when due and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, conversion or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations under this Indenture, the Securities, and the Security Documents shall be secured as provided in the Security Documents and shall be subject to the Intercreditor Agreement. The security interests in the Collateral created by the Security Documents as now or hereafter in effect shall be held by the Trustee for the equal and ratable benefit and security of the Holders of the Securities without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, and interest on, the Securities in accordance with their terms.

10.12.2 Each Holder, by its acceptance of the Securities, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including without limitations the provisions providing for the foreclosure and release of Collateral) as the same may be in effect from time to time in accordance with their terms and authorizes and directs the Trustee to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company initially appoints the Trustee as collateral agent under the Security Documents and the Intercreditor Agreement. Any successor Trustee will act as collateral agent and/or Trustee under the Security Documents and the Intercreditor Agreement or appoint another Person to act in such capacity.

10.12.3 Collateral shall be released from the liens created by the Security Documents from time to time at the sole cost and expense of the Company:

(a) upon payment in full of the Securities and discharge of the indenture in accordance with Article VII;

(b) upon any sale, transfer or other disposition by the Company of such Collateral (provided that only the Collateral subject to such sale, transfer or other disposition shall be released); and

(c) as required pursuant to the terms of the Intercreditor Agreement;

provided that the Trustee shall not release any such liens unless and until it shall have received an Officer’s Certificate and if requested by the Trustee, an Opinion of Counsel, stating that all conditions precedent hereunder have been met. Upon compliance with the foregoing, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of Collateral in accordance with the provisions hereof, the Security Documents and the Intercreditor Agreement.

10.12.4 Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents, and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and under the Securities and the Security Documents. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral and the proceeds arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule, or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security granted under the Security Documents or be prejudicial to the interests of the Holders or the Trustee.

10.12.5 Subject to the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed pursuant to the Security Documents and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

ARTICLE XI.
MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

Section 11.2 Notices.

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:

Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Chief Financial Officer

if to the Trustee:

U.S. Bank National Association
U.S. Bank Westside Flats Operations Center
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3 Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7 Legal Holidays.

Unless otherwise provided by Board Resolution, Officers’ Certificate or supplemental indenture, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 11.9 Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 11.10 Governing Laws.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

Section 11.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12 Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.13 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15 Calculations in respect of the Securities.

The Company and its agents shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to rely on the accuracy of any such calculation without independent verification. The Trustee shall not be responsible for making any calculations required by the Indenture.

[ SIGNATURE PAGE TO FOLLOW ]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

GENTA INCORPORATED

By:
Name:
Its:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Its:

EXHIBIT A

FORM OF SECURITY

[Face of Security]

GENTA INCORPORATED

Certificate No.

[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]

[___]% Senior Subordinated Secured Convertible Note due 2011

CUSIP No.

Genta Incorporated, an Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of __________________ dollars ($__________________) on [___], 2011 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: [March ___ and September ___, with the first payment to be made on September ___, 2009.]

Regular Record Dates: March 1 and September 1.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

A-1

IN WITNESS WHEREOF, Genta Incorporated has caused this instrument to be duly signed.

GENTA INCORPORATED

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated
therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

2

[REVERSE OF SECURITY]

GENTA INCORPORATED

[__]% Senior Subordinated Secured Convertible Note due 2011

1. Interest. Genta Incorporated, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on March ___ and September ___ of each year and on the Conversion Date, Mandatory Conversion Date or Maturity Date, as applicable, with the first payment to be made on September ___, 2009. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [___], in each case to, but excluding, the next interest payment date, Conversion Date, Mandatory Conversion Date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Interest will be payable in cash or, at the Company’s option following the Authorization Date, provided the Equity Conditions are met, shares of Common Stock valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Interest Payment Date, the Conversion Date, Mandatory Conversion Date or the Maturity Date, as the case may be.

2. Maturity. The Securities will mature on [___], 2011. On the Maturity Date or, if earlier upon acceleration or redemption of this Security in accordance with the terms hereof, the Company shall pay the Holder of this Security the principal amount of and accrued and unpaid interest, if any, on this Security. The Company may not prepay any portion of the principal amount of this Security without the prior written consent of the Holder, which may be withheld in the Holder’s sole and absolute discretion.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount of the Securities, plus if applicable, accrued and unpaid interest payable in cash or, at the Company’s option following the Authorization Date, provided that the Equity Conditions are met, in shares of Common Stock, valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Interest Payment Date, Conversion Date, Mandatory Conversion Date or the Maturity Date, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Depository for the Securities or its nominee; (B) in the case of a Security that is held, other than global form, by a Holder of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case of a Security that is held, other than global form, by a Holder of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4. Paying Agent, Registrar, Conversion Agent. Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.

5. Indenture. The Company issued the Securities under an indenture dated as of [___] (the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are junior obligations of the Company limited to $[___] aggregate principal amount secured by all of the Company’s assets, will be subordinated to the Company’s senior secured indebtedness and will be effectively senior to the Company’s existing and future unsecured indebtedness. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

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6. Conversion. The Securities shall be convertible, at any time, in integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with ARTICLE IX of the Indenture.

Notwithstanding anything herein to the contrary, the right to convert the Securities pursuant to ARTICLE IX of the Indenture shall terminate at the close of business on the Maturity Date.

To convert a Security (other than a mandatory conversion pursuant to Section 9.3 of the Indenture), a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. In the case of a Security issued as a Global Security, the Beneficial Holder of such Security must also send a copy of the Conversion Notice, with appropriate signature guarantee, on the back of the Security, to the Company, and must comply with the Depository’s then applicable conversion program procedures.

If a Security is tendered for conversion in accordance with the Indenture, then the Holder of such Security shall be entitled to receive shares of Common Stock and cash, if applicable, in accordance with Section 9.4.1 of the Indenture.

The initial Conversion Rate is [___] shares of Common Stock per $1,000 principal amount of Securities subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion, the Company shall pay to Holder all unpaid and accrued interest on the Securities. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date.

7. Mandatory Conversion. On any Mandatory Conversion Date, subject to the limitations on conversion set forth in Section 8, the Company may cause all of the principal amount of the Securities to convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the principal amount of the Securities divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date by providing thirty (30) days prior written notice of such Mandatory Conversion Date. Notwithstanding the foregoing, the Company may not elect to cause all or a portion of the Securities to convert into Common Stock, unless at such time the Company shall have met the conditions set forth in Section 9.3 of the Indenture. On any such Mandatory Conversion Date, the Company shall also pay the Holders cash or, at the Company’s option following the Authorization Date, provided the Equity Conditions are met, shares of Common Stock valued at 90% of the Daily VWAP on the Trading Day immediately preceding the Mandatory Conversion Date.

11.15.1 8. Limitation on the Right to Convert. Until the Release Date: (i) the Security shall only be convertible by a Holder (or Beneficial Holder) or by the Company pursuant to Section 9.3 of the Indenture on any day to the extent that, together with all prior conversions under such Security or, in the case of a Global Security held for the benefit of a Beneficial Holder, the total amount of such Security that has been converted for the benefit of (or Beneficial Holder) does not exceed the product of (A) 10% of the principal amount of all Securities held by such Holder (or Beneficial Holder), and (B) the number of whole or partial calendar weeks since the Issue Date; and (ii) a Holder (or Beneficial Holder) may only convert such Securities to the extent of such Holders (or Beneficial Holder’s) pro rata allocation of [___] shares of Common Stock.

At no time may the Company effect the conversion of any Securities or issue to a Holder (or Beneficial Holder) shares of Common Stock, or a Holder (or Beneficial Holder) convert all or a portion of the Securities into shares of Common Stock, if following such issuance or conversion, the aggregate number of shares of Common Stock held by any Beneficial Holder of such Securities would exceed, when aggregated with all other shares of Common Stock then-owned by such Beneficial Holder and all shares of Common Stock that such Beneficial Holder is then the beneficial owner of (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder), the number of shares of Common Stock that would result in such Beneficial Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.999% of all of the Common Stock outstanding following such conversion.

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9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.

10. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11. Merger or Consolidation. The Company shall not consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, the Company, whether in a single transaction or a series of related transactions, unless: (a) the successor person (if any) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes by supplemental indenture the Company’s obligations on the Securities and under the Indenture; and (b) immediately after giving effect to the transaction, no default or Event of Default (as defined in the Indenture), shall have occurred and be continuing. The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and such supplemental indenture comply with the Indenture.

12. Amendments, Supplements and Waivers. Subject to certain exceptions and to compliance with the Intercreditor Agreement, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. In accordance with the terms of the Indenture, subject to compliance with the Intercreditor Agreement, the Company, with the consent of the Trustee, may amend or supplement the Indenture or the Securities without notice to or the consent of any Securityholder: (i) to comply with Section 4.2 and Section 9.13 of the Indenture; (ii) to grant additional security for the obligations of the Company in respect of the Securities; (iii) to surrender any right or power conferred upon the Company; (iv) to add to the covenants of the Company described in this Indenture for the benefit of the Holders; and (v) to make provisions with respect to adjustments to the Conversion Rate as required by the Indenture (but not to increase the Conversion Rate). In addition, the Company and the Trustee may enter into a Indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder.

13. Defaults and Remedies. If an Event of Default, with respect to Securities at the time outstanding occurs and is continuing (excluding an Event of Default referred to in Sections 5.1(g) or (h)) with respect to the Company, then in every such case, subject to restrictions set forth in the Intercreditor Agreement, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal amount of and accrued and unpaid interest, if any, on all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 5.1(g) or (h) with respect to the Company shall occur, the principal amount of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture and subject to compliance with the Intercreditor Agreement. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to compliance with the Intercreditor Agreement, the Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law the Indenture or the Intercreditor Agreement, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

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If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.

14. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15. No Recourse Against Others. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Chief Financial Officer

6

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

7

CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

[To be completed by Beneficial Holders Only] State the number of shares of Common Stock beneficially owned (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) as of the date of this Notice:

$

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date: Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of Increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature or authorized signatory of Trustee or Note Custodian

[1]	This is included in Global Securities only.

A-1

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1